Exhibit 10.1

TELEPHONE AND DATA SYSTEMS, INC.
2004 LONG-TERM INCENTIVE PLAN
(As Amended and Restated)

ARTICLE I

PURPOSE

                     This Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan (as amended and restated) (the “Plan”) is an amendment and restatement of the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan which was approved by shareholders of the Company at its annual meeting on June 29, 2004. The purpose of this amendment and restatement is to permit awards granted under the Plan to be made in Special Common Shares.

ARTICLE II

DEFINITIONS

                     For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        2.1        “Affiliate” shall mean (i) a Person owning, directly or indirectly, the combined voting power of all classes of capital stock of the Company that is sufficient to elect at least a majority of the members of the Board, or (ii) a Person of which the Company owns or controls shares or securities or other interests having combined voting power sufficient to permit the Company to elect at least a majority of the members of the board of directors or other governing body of such Person.

        2.2        “Agreement” shall mean a written agreement between the Company and an award recipient evidencing an award granted hereunder.

        2.3        "Board" shall mean the board of directors of the Company.

        2.4        “Bonus Stock” shall mean shares of Stock awarded hereunder that are not subject to a Restriction Period or Performance Measures.

        2.5        “Bonus Stock Award” shall mean an award of Bonus Stock that may be awarded at the Committee’s discretion.

        2.6        "Bonus Year" shall mean the calendar year for which an annual bonus is payable.

        2.7        “Cellular Group Stock” shall mean the class of shares of the Company designated “United States Cellular Group Common Shares” in its Restated Certificate of Incorporation that is intended to reflect the separate performance of the United States Cellular Group (as defined in the Restated Certificate of Incorporation), which primarily includes United States Cellular Corporation, an Affiliate of the Company.

         2.8        "Change in Control" shall have the meaning set forth in Section 8.9.

         2.9        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.10        “Committee” shall mean a Committee designated by the Board, consisting of two or more members of the Board, each of whom is an “outside director” within the meaning of section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

        2.11        “Common Stock” shall mean the class of shares of the Company designated as “Common Shares” in its Restated Certificate of Incorporation.

        2.12        “Deferred Compensation Account” shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee.

        2.13        “Disability” shall mean a total physical disability which, in the Committee’s judgment, prevents an award recipient from performing substantially such award recipient’s employment duties and responsibilities for a continuous period of at least six months.

        2.14        “Distributable Balance” shall mean the balance in an employee’s Deferred Compensation Account that is distributable upon the earlier of (i) the employee’s termination of employment and (ii) the distribution date specified by the employee.

        2.15        “Employer” shall mean the Company or any Affiliate of the Company designated by the Committee and approved by the Board.

        2.16        “Employer Match Award” shall mean an amount credited to an employee’s Deferred Compensation Account pursuant to Section 7.2 that is based upon the amount deferred by the employee pursuant to Section 7.1.

        2.17        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        2.18        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.19        “Fair Market Value” of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        2.20        “Incentive Stock Option” shall mean an option to purchase shares of Stock that meets the requirements of section 422 of the Code (or any successor provision) and that is intended by the Committee to constitute an Incentive Stock Option.

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        2.21        “Legal Representative” shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an award holder.

        2.22        “Mature Shares” shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances and (ii) which such holder has held for at least six months or has purchased on the open market.

        2.23        “Non-Qualified Stock Option” shall mean an option to purchase shares of Stock that is not an Incentive Stock Option.

        2.24        “Performance Measures” shall mean criteria and objectives established by the Committee that must be attained (i) during a Performance Period in order for an employee who is eligible to participate in the Plan to be granted a Performance Stock Option or certain types of SARs, (ii) during a Performance Period in order for certain types of Stock Options or certain types of SARs to become exercisable, (iii) as a condition to the grant of certain types of Stock Awards or (iv) during the applicable Restriction Period or Performance Period as a condition to the award recipient’s receipt, in the case of certain types of Restricted Stock Awards, of the shares of Stock subject to such awards or, in the case of certain types of Restricted Stock Unit Awards or Performance Share Awards, of the shares of Stock subject to such awards or the cash amount payable with respect to such awards (or a combination thereof). Such criteria and objectives may be any one or more of the following: the attainment by a share of Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on equity, return on capital, earnings on investments, cash flows, revenues, sales, costs, market share, attainment of cost reduction goals, customer count, attainment of business efficiency measures (i.e., cost per gross or net customer addition, revenue per customer, customer turnover rate, ratios of employees to volume of business measures and population in licensed or operating markets), financing costs, ratios of capital spending and investment to volume of business measures and customer satisfaction survey results, or any combination thereof. In the case of an option or SAR granted at Fair Market Value as of the date of grant, such criteria may also include the attainment of individual performance objectives, or any other criteria and objectives established by the Committee or any combination thereof. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of section 162(m) of the Code, then the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Subject to section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

        2.25        “Performance Period” shall mean a period designated by the Committee during which Performance Measures shall be measured.

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        2.26        “Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Stock, which may be Restricted Stock, or, in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

        2.27        "Performance Share Award" shall mean an award of Performance Shares.

        2.28        “Performance Stock Option” shall mean an option to purchase shares of Stock that is granted in the event specified Performance Measures during a specified Performance Period are attained.

        2.29        “Permitted Transferee” shall mean (i) the award recipient’s spouse, (ii) any of the award recipient’s lineal descendants, lineal ancestors or siblings, (iii) the award recipient’s mother-in-law or father-in-law, or any son-in-law, daughter-in-law, brother-in-law or sister-in-law, (iv) a trust of which one or more of the persons described in clauses (i), (ii) or (iii) are the only beneficiaries during the term the award is held by a Permitted Transferee, (v) a partnership in which no other person is a partner other than the award recipient or one or more of the persons described in clauses (i)-(vii) hereof, (vi) a limited liability company in which no person is a member other than the award recipient or one or more of the persons described in clauses (i)-(vii) hereof, or (vii) any other person approved in writing by the Committee prior to any transfer of an award, provided that any person described in clauses (i) — (vii) hereof has entered into a written agreement with the Company to withhold shares of Stock which would otherwise be delivered to such person to pay any federal, state, local or other taxes that may be required to be withheld or paid in connection with such exercise in the event that the award recipient does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

        2.30        “Person” shall mean any individual, firm, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust or other entity.

        2.31        "Restricted Stock" shall mean shares of Stock that are subject to a Restriction Period.

        2.32        "Restricted Stock Award" shall mean an award of Restricted Stock.

        2.33        “Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, a share of Stock or cash equal to the Fair Market Value of a share of Stock on the date of vesting.

        2.34        "Restricted Stock Unit Award" shall mean an award of Restricted Stock Units.

        2.35        “Restriction Period” shall mean any period designated by the Committee during which (i) the Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award, or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

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        2.36        “Retirement” shall mean an award recipient’s termination of employment with an Employer which occurs on or after the award recipient’s attainment of age 65, provided that such award recipient’s termination of employment does not satisfy the requirements for a Special Retirement.

        2.37        “SAR” shall mean a stock appreciation right that entitles the holder thereof to receive upon exercise of the SAR shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of a share of Stock subject to such SAR, multiplied by the number of shares of Stock with respect to which such SAR is exercised.

        2.38        “Special Common Stock” shall mean the class of shares of the Company designated as “Special Common Shares” in its Restated Certificate of Incorporation.

        2.39        “Special Retirement” shall mean an award recipient’s termination of employment with an Employer on or after the later of (i) the award recipient’s attainment of age 62 and (ii) the award recipient’s Early Retirement Date or Normal Retirement Date, as such terms are defined in the Telephone and Data Systems, Inc. Pension Plan.

        2.40        “Stock” shall mean Common Stock, Special Common Stock, Cellular Group Stock, TDS Telecom Group Stock and any other equity security that (i) is designated by the Board to be available for Stock Option awards under the Plan or (ii) becomes available for awards under the Plan by reason of a conversion, stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock, Cellular Group Stock or TDS Telecom Group Stock.

        2.41        "Stock Award" shall mean a Restricted Stock Award, a Bonus Stock Award or a Restricted Stock Unit Award.

        2.42        "Stock Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        2.43        “TDS Telecom Group Stock” shall mean the class of shares of the Company designated “TDS Telecommunications Group Common Shares” in its Restated Certificate of Incorporation that is intended to reflect the separate performance of the TDS Telecommunications Group (as defined in the Restated Certificate of Incorporation), which primarily includes TDS Telecommunications Corporation, an Affiliate of the Company.

ARTICLE III

ELIGIBILITY AND ADMINISTRATION

        3.1        Eligibility. Participants in the Plan shall consist of such employees of the Employers as the Committee in its sole discretion may select from time to time. The Committee’s selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

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        3.2        Committee Administration. (a) In General. The Plan shall be administered by the Committee in accordance with the terms of the Plan. The Committee, in its discretion, shall select employees for participation in the Plan and shall determine the form, amount and timing of each grant of an award and, if applicable, the number of shares of Stock subject to an award, the purchase price or base price per share of Stock associated with the award, the exercise price of any option award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form and terms of the Agreement evidencing the award. Any one or a combination of the following awards may be made under the Plan to eligible persons: (i) options to purchase shares in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs, (iii) Stock Awards in the form of Restricted Stock, Bonus Stock or Restricted Stock Units, (iv) Performance Share Awards and (v) Employer Match Awards.

                     The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (A) any or all outstanding options and SARs shall become exercisable in part or in full, (B) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall terminate or shall be of a shorter duration, (C) the Performance Period applicable to any outstanding Performance Share Award shall terminate or be of a shorter duration, (D) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to an Employer Match Award shall become nonforfeitable.

                     The Committee shall interpret the Plan and establish any rules and procedures the Committee deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as restricting or limiting competitive employment or other activities. All such interpretations, rules, procedures and conditions shall be final, conclusive and binding on the parties. A majority of the members of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

                     (b)       Delegation. To the extent legally permissible, the Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (A) the selection for participation in the Plan of (i) the Chief Executive Officer of the Company (or any employee who is acting in such capacity), one of the four highest compensated officers of the Company (other than the Chief Executive Officer), or any other individual deemed to be a “covered employee” within the meaning of section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the exercise period of the option to be granted to such employee, or (ii) an officer or other person subject to section 16 of the Exchange Act, or (B) decisions concerning the timing, pricing or number of shares subject to an award granted to such an employee, officer or other person who is, or who in the Committee’s judgment is likely to be, a covered employee.

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                     (c)       Indemnification. No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan and each member of the Board and the Committee and the President and Chief Executive Officer and each such other executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s articles of incorporation or by-laws, and under any directors’ and officers’ liability insurance which may be in effect from time to time.

        3.3        Shares Available. Subject to adjustment as provided in Section 8.8, 4,400,000 shares of Common Stock, 12,000,000 shares of Special Common Stock, 3,600,000 shares of Cellular Group Stock and 2,500,000 shares of TDS Telecom Group Stock shall be available under the Plan. Such shares shall be reduced by the sum of the aggregate number of shares of such class of stock then subject to outstanding awards under the Plan. The maximum number of shares of Stock with respect to which awards of Bonus Stock, Performance Shares, Stock Options, SARs, Restricted Stock, Restricted Stock Units, or any combination thereof may be granted to any employee during any three-calendar year period shall be 1,000,000, subject to any adjustments provided hereunder. To the extent that an outstanding award expires or terminates unexercised or is canceled or forfeited, the shares of Stock subject to such expired, unexercised, canceled or forfeited portion of such award shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

ARTICLE IV

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        4.1        Stock Options. (a) In General. The Committee may, in its discretion, grant options to purchase shares of Stock to such employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries as defined in section 424 of the Code) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Notwithstanding the foregoing or anything in the Plan to the contrary, the Committee shall not grant Incentive Stock Options to any employee of an Employer which does not constitute a “corporation” under section 7701(a)(3) of the Code and the regulations thereunder, and any option granted to such an employee shall be a Non-Qualified Stock Option. Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

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                     (b)       Number of Shares and Purchase Price. The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries (“Ten Percent Holder”), the purchase price per share of Stock shall be at least 110% of its Fair Market Value on the date such option is granted.

                     (c)       Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall be exercised within five years of its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

                     (d)       Method of Exercise. An option may be exercised (i) by giving written notice to the Vice President-Human Resources of the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor (in full, unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise (C) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, and (ii) by executing such documents and taking any other actions as the Company may reasonably request. If the payment of the purchase price is to be made pursuant to clause (B) of the first sentence of this Section 4.1(d), then any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid.

        4.2        Stock Appreciation Rights. (a) In General. The Committee may, in its discretion, grant SARs to such employees as may be selected by the Committee. SARs shall be subject to the terms and conditions set forth in this Section 4.2 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

                     (b)       Number of Shares and Base Price. The number of shares of Stock subject to an SAR award shall be determined by the Committee. The base price of an SAR shall be determined by the Committee; provided, however, that such base price per share of Stock subject to such SAR

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shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such SAR.

                     (c)       Exercise Period and Exercisability. The Agreement relating to an award of an SAR shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee. The Committee may, in its discretion, establish Performance Measures that must be attained as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in installments or in part or in full at any time. An SAR may be exercised only with respect to whole shares of Stock. If an SAR is settled in shares of Restricted Stock, the holder of such shares of Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 5.2(b). Prior to the exercise of an SAR for shares of Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such SAR.

                     (d)       Method of Exercise. An SAR may be exercised (i) by giving written notice to the Vice President-Human Resources of the Company specifying the whole number of shares of Stock with respect to which the SAR is being exercised and (ii) by executing such documents and taking any such other actions as the Company may reasonably request.

        4.3        Termination of Employment. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon an employee’s termination of employment with an Employer whether by reason of Disability, Special Retirement, Retirement, death or any other reason, shall be determined by the Committee and set forth in an Agreement; provided, however, that unless otherwise specified in the Agreement evidencing the grant of an option or SAR and subject to the requirements of the Code, if an award recipient ceases to be employed by any Employer by reason of the award recipient’s transfer of employment to an Affiliate that is not an Employer, then any option or SAR held by the award recipient shall be exercisable during the award recipient’s continuous period of employment with one or more Affiliates, but only to the extent that such option or SAR is exercisable on the date of the award recipient’s transfer of employment from an Employer to an Affiliate. Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, then the option or SAR shall terminate on the date the award recipient’s employment with such Employer terminates, unless such option or SAR terminates earlier pursuant to Section 8.10.

ARTICLE V

STOCK AWARDS

        5.1        Stock Awards. The Committee may, in its discretion, grant Stock Awards to such employees as may be selected by the Committee. The Agreement relating to a Stock Award shall specify the number of shares of Stock or Restricted Stock Units subject to the award, the purchase price (if any) and whether the Stock Award is a Restricted Stock Award, Bonus Stock

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Award or Restricted Stock Unit Award. A grant of a Stock Award may be made to an employee upon the attainment of Performance Measures. Stock Awards shall be subject to the terms and conditions set forth in this Article V and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        5.2        Terms of Stock Awards. (a) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Stock subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award in accordance with a schedule based upon either (y) the attainment of specified Performance Measures during the specified Restriction Period or (z) the award recipient’s continuous periods of employment with any Employer or Affiliate during the specified Restriction Period, and (ii) for the forfeiture of the shares of Stock subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award (w) if such specified Performance Measures are not attained during the specified Restriction Period or (x) if the holder of such award terminates such employment during the specified Restriction Period.

                     (b)       Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights and the right to receive dividends or other distributions;provided, however, that a dividend or distribution with respect to shares of Stock, other than a dividend or distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or distribution was made.

                     (c)       Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award in shares of Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

        5.3        Custody and Delivery of Stock. During the Restriction Period, at the Company’s sole discretion, the shares subject to a Restricted Stock Award either (i) shall be held by the Company in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the holder’s name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the shares represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. Any such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any Restriction Period

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and the satisfaction of any Performance Measures applicable to a Restricted Stock Award or to a Restricted Stock Unit Award payable in whole or in part in shares of Stock, or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, a certificate or certificates evidencing ownership of the requisite number of shares of Stock shall be delivered to the holder of such award.

        5.4        Termination of Employment. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon an employee’s termination of employment with an Employer, whether by reason of Disability, Special Retirement, Retirement, death or any other reason, shall be determined by the Committee and set forth in an Agreement; provided, however, that unless otherwise specified in an Agreement evidencing the grant of a Restricted Stock Award or a Restricted Stock Unit Award, if an award recipient ceases to be employed by any Employer by reason of the award recipient’s transfer of employment to an Affiliate that is not an Employer, then the award recipient’s employment with such Affiliate shall be deemed to be employment with an Employer solely for the purpose of determining whether any applicable service requirement is satisfied during the Restriction Period. Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, then the Restricted Stock Award or Restricted Stock Unit Award shall terminate on the date the award recipient’s employment with such Employer terminates, unless such award terminates earlier pursuant to Section 8.10.

ARTICLE VI

PERFORMANCE SHARE AWARDS

        6.1        Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such employees as may be selected by the Committee. Performance Share Awards shall be subject to the terms and conditions set forth in this Section 6.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

                     (a)       Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

                     (b)       Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award upon the attainment of specified Performance Measures during the specified Performance Period, and for the forfeiture of such award if the Performance Measures are not attained during the Performance Period.

                     (c)       Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify

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whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, the holder of such shares of Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 5.2(b). Prior to the settlement of a Performance Share Award in shares of Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

        6.2        Termination of Employment. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon an employee’s termination of employment with an Employer, whether by reason of Disability, Special Retirement, Retirement, death, or any other reason, shall be determined by the Committee and set forth in an Agreement; provided, however, that unless otherwise specified in an Agreement evidencing the grant of a Performance Share Award, if an award recipient ceases to be employed by any Employer by reason of the award recipient’s transfer of employment to an Affiliate that is not an Employer, then the award recipient’s employment with such Affiliate shall be deemed to be employment with an Employer solely for the purpose of determining whether any applicable service requirement is satisfied during the Performance Period. Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, then the Performance Share Award shall terminate on the date the award recipient’s employment with such Employer terminates, unless such Performance Share Award terminates earlier pursuant to Section 8.10.

ARTICLE VII

DEFERRED COMPENSATION ACCOUNTS
AND EMPLOYER MATCH AWARDS

        7.1        Deferred Compensation Awards. The Committee may, in its discretion, permit an employee selected by the Committee to make an irrevocable election (i) not to receive currently any whole percentage of his gross annual bonus payment and (ii) to have an amount equal to such percentage credited to the employee’s Deferred Compensation Account (such election, a “deferral election”); provided, however, that the amount subject to such deferral election with respect to any Bonus Year shall not exceed $400,000. Any deferral election shall be made prior to the last day of the calendar year preceding the Bonus Year with respect to which such bonus is earned. Notwithstanding the preceding sentence, in the first year in which an employee is selected for participation in the Plan pursuant to this Section 7.1 the employee may make a deferral election within 30 days after the date of his selection. Amounts so credited to the employee’s Deferred Compensation Account (as adjusted for deemed investment returns) shall be 100% vested at all times.

        7.2        Employer Match Awards. At the time the Committee selects an employee for participation in the Plan pursuant to Section 7.1, the Committee may also decide that such an

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employee is eligible for an Employer Match Award. Employer Match Awards shall be subject to the terms and conditions set forth in this Section 7.2 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable. As of the date on which an amount (the “deferred amount”) is credited to an employee’s Deferred Compensation Account pursuant to Section 7.1, there also shall be credited to the employee’s Deferred Compensation Account an Employer Match Award equal to a percentage of such deferred amount specified by the Committee not in excess of 33 1/3%. One-third of the Employer Match Award so credited to the employee’s Deferred Compensation Account (as adjusted for deemed investment returns pursuant to Section 7.3) shall become nonforfeitable on each of the first three anniversaries of the last day of the Bonus Year, if such employee is an employee of an Employer or an Affiliate on such date and the amount credited to his Deferred Compensation Account has not been distributed before such date; provided, however, that if the employee’s employment terminates by reason of his or her Disability or death, all Employer Match Awards (as adjusted for deemed investment returns pursuant to Section 7.3) credited to the employee’s Deferred Compensation Account shall become nonforfeitable upon such termination of employment to the extent such awards had not been forfeited previously. Notwithstanding the previous sentence, if an employee ceases to be employed by an Employer on account of such employee’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, then any Employer Match Award shall terminate on the date the employee’s employment with such Employer terminates, unless such Employer Match Award terminates earlier pursuant to Section 8.10. Any Employer Match Awards and any deemed investment returns credited to an employee’s Deferred Compensation Account shall be an expense allocated to the employee’s Employer for the related Bonus Year.

        7.3        Deemed Investment of Deferred Compensation Account. Amounts credited to an employee’s Deferred Compensation Account pursuant to Sections 7.1 and 7.2 shall be deemed to be invested in whole and fractional phantom shares of Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account. If the employee’s Employer for the Bonus Year with respect to which an amount is credited to his Deferred Compensation Account is a member of the Company, then such credited amount shall be deemed to be invested in whole and fractional phantom shares of Common Stock, unless the Committee determines that any deferred amount credited after the date of the Committee’s determination (and any Employer Match Awards attributable thereto) shall be deemed to be invested in whole and fractional phantom shares of Special Common Stock. If the employee’s Employer for the Bonus Year with respect to which an amount is credited to his Deferred Compensation Account is a member of the United States Cellular Group, then such amount shall be deemed to be invested in whole and fractional phantom shares of Cellular Group Stock. If the employee’s Employer for the Bonus Year with respect to which an amount is credited to his Deferred Compensation Account is a member of the TDS Telecommunications Group, the such credited amount shall be deemed to be invested in whole and fractional phantom shares of TDS Telecom Group Stock. In the event the employment of an employee with a Deferred Compensation Account balance is transferred to another Employer, the amounts credited to his Deferred Compensation Account on the date of such employment transfer shall continue to be invested in the same class of phantom shares of Stock as on such date, and any amount credited to his Deferred Compensation Account for service after such transfer shall be credited in the class of phantom shares determined in reference to the identity of his new Employer.

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        7.4        Payment of Deferred Compensation Account. An employee shall receive a distribution of the Distributable Balance (as determined below) of his Deferred Compensation Account after such employee terminates employment with the Employers and Affiliates, provided, however, that an employee may irrevocably elect, at the time he makes a deferral election pursuant to Section 7.1, to receive a distribution of the amount so deferred, the related vested Employer Match Awards and any deemed investment earnings thereon (or any portion thereof) at any earlier date that is at least two years after the date such election is made. As of the earlier of the distribution date elected by the employee and the date the employee terminates his employment (the “determination date”), the Company shall compute the Distributable Balance in the Deferred Compensation Account. This Distributable Balance shall include (i) all bonus deferrals made through the current month reduced by any distributions of such bonus deferrals made prior to the determination date, (ii) all nonforfeitable Employer Match Awards reduced by any distributions of Employer Match Awards made prior to the determination date and (iii) any deemed investment earnings and losses attributable to the amounts included under (i) and (ii) as determined pursuant to Section 7.3. In the event that an employee becomes disabled, his employment shall for these purposes be deemed to terminate on the first day of the month in which such employee begins to receive long-term disability payments provided by the Company’s insurance carrier (thus, the Distributable Balance shall be computed as of the preceding month). Payment of deferred compensation under these events will be in accordance with the employee’s payment method election, provided such election is made prior to the calendar year in which the distribution is made. If no such timely election is made, then payment will be made in the form of a single sum payment. All payments of deferred compensation hereunder will be made in (i) whole shares of Stock, and (ii) cash equal to the Fair Market Value of any fractional share. If an employee dies before the entire Distributable Balance has been paid, then the Company shall pay the Distributable Balance to the employee’s designated beneficiary.

        7.5        Hardship Withdrawals. In the event of an unforeseeable emergency causing a severe financial hardship, an employee may request a payment of all or a portion of his nonforfeitable Deferred Compensation Account in an amount equal to that which is reasonably necessary to satisfy the emergency by submitting a written request to the Committee accompanied with documentation evidencing the employee’s financial hardship. The Committee shall review the request and shall determine, in its sole discretion, whether a severe financial hardship exists. A severe financial hardship means a hardship to the employee resulting from a sudden and unexpected illness or accident of the employee or of a dependent (as defined in section 152(a) of the Code) of the employee, loss of the employee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee. The circumstances that will constitute an emergency will depend upon the facts of each case, but, in any event, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the employee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the employee’s child to college or the desire to purchase a home.

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ARTICLE VIII

GENERAL

        8.1        Effective Date and Term of Plan. The Plan became effective on June 29, 2004. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. This amendment and restatement of the Plan shall be submitted to the shareholders of the Company for approval at a special meeting of the Company’s shareholders scheduled on April 11, 2005, and if approved, shall be effective on the date of such shareholder approval.

        8.2        Amendments and Adjustments to Performance Measures. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law; provided, however, that, except as provided in Section 8.8, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of any class of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option or SAR, provided further that with respect to any Incentive Stock Option which shall have been granted under the Plan, no amendment shall effect any change inconsistent with section 422 of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

                     At any time prior to the issuance or delivery of any shares of Stock or the payment of any cash in connection with an award subject to Performance Measures, the Committee may revise the Performance Measures applicable to an award and any related computation of payment if unforeseen events occur during the applicable Performance Period or Restriction Period that have a substantial effect on the Performance Measures and which, in the judgment of the Committee, make the application of the Performance Measures unfair unless such revision is made; provided, however, that no such revision shall be made with respect to an award to the extent that the Committee determines that such revision would cause payment under the award to fail to be deductible in full by the Company under section 162(m) of the Code.

        8.3        Agreement. Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and such award shall be effective as of the effective date set forth in the Agreement.

        8.4        Designation of Beneficiaries. Each employee may designate a beneficiary with respect to each of his awards and his Deferred Compensation Account by executing and filing with the Company during his lifetime a beneficiary designation. The employee may change or revoke any such designation by executing and filing with the Company during his lifetime a new beneficiary designation. If any designated beneficiary predeceases the employee, or if any corporation, partnership, trust or other entity which is a designated beneficiary is terminated, dissolved, becomes insolvent, or is adjudicated bankrupt prior to the date of the employee’s death, or if the employee fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous designated beneficiary would have been entitled to receive:

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                     i)              the employee’s spouse, if living; otherwise

                     ii)             the employee’s then living descendants, per stirpes; and otherwise

                     iii)            the employee’s estate.

        8.5        Transferability. No Incentive Stock Option shall be transferable other than to a beneficiary determined pursuant to Section 8.4. No Non-Qualified Stock Option shall be transferable other than (a) to a beneficiary determined pursuant Section 8.4, (b) pursuant to a court order entered in connection with a dissolution of marriage or child support, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing the grant of such award, by transfer to a Permitted Transferee. An employee’s Deferred Compensation Account shall not be transferable other than (a) to a beneficiary pursuant to Section 8.4 or (b) pursuant to a court order entered in connection with a dissolution of marriage or child support. No other award shall be transferable other than (a) to a beneficiary determined pursuant to Section 8.4, (b) pursuant to a court order entered in connection with a dissolution of marriage or child support, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing the grant of such award, by transfer to a Permitted Transferee. No award or Deferred Compensation Account balance may otherwise be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similarprocess. Upon any such attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award or Deferred Compensation Account balance, such award and all rights thereunder shall immediately become null and void and any Employer Match Awards credited to such Deferred Compensation Account shall be forfeited.

        8.6        Tax Withholding. Prior to (i) the issuance or delivery of any shares of Stock, (ii) the payment of any cash pursuant to an award made hereunder or (iii) any distribution from an employee’s Deferred Compensation Account, the Company shall have the right to require payment by the recipient thereof of any federal, state, local or any other taxes which may be required to be withheld or paid in connection with such award or distribution. As determined by the Committee at the time of the grant of an award or a deferral to an employee’s Deferred Compensation Account, an Agreement may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to the recipient, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”) in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of shares of Stock the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, (D) in the case of the exercise of an option and to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C) in each case to the extent set forth in the Agreement relating to the award. An Agreement may provide for shares of Stock to be delivered or withheld having an

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aggregate Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        8.7        Restrictions on Shares. Each award granted hereunder shall be subject to the requirement that if at any time the Company determines that it is necessary or desirable as a condition of or in connection with the delivery of shares pursuant to such award (i) to list, register or qualify the shares of Stock subject to such award upon any securities exchange or under any law, (ii) to obtain the consent or approval of any governmental body, or (iii) to take any other action, such shares shall not be delivered unless the listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        8.8        Adjustment. In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split, liquidation or other similar change in capitalization or event, (a) the number and class of securities available under the Plan and the maximum number of securities with respect to which awards of Bonus Stock, Performance Shares, Stock Options, SARs, Restricted Stock, Restricted Stock Units, or any combination thereof may be granted during any three year period to any employee, and the number and class of securities deemed to be held in each Deferred Compensation Account shall be adjusted by the Committee, (b) the number and class of securities subject to each outstanding Stock Award and each outstanding Performance Share Award shall be adjusted by the Committee and (c) each holder of an option or SAR shall be entitled to receive upon the exercise of an option or SAR, at a price determined by the Committee in its sole discretion, such shares of Stock or other securities, the value of which shall be determined by the Committee to be equivalent to the value of shares of Stock to which the holder would be entitled had the holder exercised such option or SAR prior to the occurrence of such event. If any other event shall occur which in the judgment of the Board would warrant an adjustment to (i) the number and class of securities deemed to be held in each Deferred Compensation Account, (ii) the number and class of securities subject to each outstanding Stock Award and each outstanding Performance Share Award, (iii) the number or designation of the class or classes of securities available under the Plan or (iv) the number or designation of the class or classes of securities subject to each outstanding option or SAR or the purchase price of a share of Stock subject to the option or SAR, or any combination of adjustments provided for in clauses (i), (ii), (iii) and (iv), then such adjustments shall be authorized by the Board and made by the Committee upon such terms and conditions as it may deem equitable and appropriate. To the extent that any such event or any action taken under this Section 8.8 shall increase the number of shares of Stock or other security subject to an outstanding Stock Award or Performance Share Award or held in Deferred Compensation Accounts, or entitle a holder of an option or SAR to purchase additional shares of Stock or other security, the shares of Stock available under the Plan shall be deemed to include such additional shares of Stock or other security. If any such adjustment would result in a fractional security being generally available under the Plan, then such fractional security shall be disregarded. If any such adjustment would result in a fractional security being subject to an award under the

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Plan, then the Company shall pay the holder of such an award, in connection with the first vesting or exercise of such award occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting or exercise date over (B) the purchase price of such security. Any determination made by the Committee under this Section 8.8 shall be final, binding and conclusive on all holders of awards granted under the Plan.

        8.9        Change in Control. (a) Notwithstanding any other provision of the Plan or any provision of any agreement, in the event of a Change in Control, (i) any Restriction Periods applicable to outstanding Restricted Stock Awards or Restricted Stock Unit Awards shall lapse, (ii) any Performance Periods applicable to outstanding Performance Share Awards shall lapse, (iii) any Performance Measures applicable to outstanding Performance Share Awards and to outstanding Restricted Stock Awards or Restricted Stock Unit Awards (if any) shall be deemed to be satisfied at the target level, (iv) all outstanding options or SARs shall become immediately exercisable in full and (v) all amounts deemed to be held in Deferred Compensation Accounts shall become nonforfeitable. In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of such Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of stock then subject to an outstanding award under the Plan shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Stock subject to such award prior to the Change in Control.

        (b)        For purposes of the Plan, “Change in Control” shall mean:

              (1)   the acquisition by any Person, including any “person” within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8.9(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any

18

successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the “Exempted Persons”);

              (2)    individuals who, as of February 27, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after February 27, 2004 whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

              (3)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

        8.10        Forfeiture of Award Upon Competition with Company or Any Affiliate or Misappropriation of Confidential Information. Notwithstanding any other provision herein, on or after any date on which an award recipient (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, as

19

determined by the Company in its sole discretion, any option, SAR, Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award then held by the award recipient shall be forfeited and any balance credited to the award recipient’s Deferred Compensation Account attributable to Employer Match Awards shall be forfeited, in each case regardless of whether such award or account balance would otherwise be nonforfeitable.

                     For purposes of the preceding sentence, an award recipient shall be treated as entering into competition with the Company or an Affiliate if such award recipient (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or (ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

                     An award recipient shall be treated as misappropriating confidential information of the Company or an Affiliate if such award recipient (i) uses confidential information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the award recipient’s possession. “Confidential information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

        8.11        No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

        8.12        Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Stock of the Company that are subject to an award granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

        8.13        Governing Law. The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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        8.14        Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

        8.15        No Repricing of Awards. Subject to Section 8.8, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which the reduction of such exercise price or base price is considered for approval.

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